Exhibit 10.2

SALIENT SURGICAL TECHNOLOGIES, INC.

AMENDED AND RESTATED 1999 EMPLOYEE INCENTIVE PLAN

1.	PURPOSE

The purpose of this Amended and Restated 1999 Employee Incentive Plan (the “Plan”) is to advance the interests of Salient Surgical Technologies, Inc. (f/k/a Virtuel Medical Devices, Inc. and Tissuelink Medical, Inc.) (the “Company”) by enhancing the ability of the Company and its subsidiaries to attract and retain directors and employees, consultants or advisers who are in a position to make significant contributions to the success of the Company, to reward them for their contributions and to encourage them to take into account the long-term interests of the Company.

The Plan provides for the award of options to purchase shares of the Company’s common stock (“Common Stock”), for awards of restricted and unrestricted Common Stock, and for bonus awards of options, cash, and opportunities to purchase shares of the Company’s Preferred Stock (each a “Preferred Stock Purchase Opportunity”), each as described more fully below.

2.	ELIGIBILITY FOR AWARDS

Persons eligible to receive awards under the Plan shall be all directors of the Company (including directors who are not employees), all executive officers of the Company and its subsidiaries and such other employees, consultants and advisers who, in the opinion of the Board of Directors of the Company (the “Board”), are in a position to make a significant contribution to the success of the Company and its subsidiaries. (Incentive options (as defined in section 422 of the Internal Revenue Code of 1986 (as from time to time amended, the “Code”)) shall be granted only to “employees” as defined in the provisions of the Code or regulations thereunder applicable to incentive stock options.) A subsidiary for purposes of the Plan shall be a corporation in which the Company owns, directly or indirectly, stock representing 50% or more of the total combined voting power of all classes of stock. Persons selected for awards under the Plan are referred to herein as “Participants.”

3.	ADMINISTRATION

The Plan shall be administered by the Board. The Board shall have authority, not inconsistent with the express provisions of the Plan, (a) to grant awards consisting of cash, options, restricted or unrestricted Common Stock, and Preferred Stock Purchase Opportunities to such Participants as the Board may select; (b) to set periodic performance criteria for certain

Participants in relation to Performance Awards, as defined below; (c) to determine the time or times when awards shall be granted, the number of shares of Common Stock or Preferred Stock subject to or underlying each award and the type of each award; (d) to determine which options are, and which options are not, incentive options; (e) to determine the terms and conditions of each award; (f) to prescribe the form or forms of any instruments evidencing awards and any other instruments required under the Plan and to change such forms from time to time; (g) to adopt, amend and rescind rules and regulations for the administration of the Plan; and (h) to interpret the Plan and to decide any questions and settle all controversies and disputes that may arise in connection with the Plan. Such determinations of the Board shall be conclusive and shall bind all parties. Subject to Section 9, the Board shall also have the authority, both generally and in particular instances, to waive compliance by a Participant with any obligation to be performed by the Participant under an award, to waive any condition or provision of an award, and to amend or cancel any award (and if an award is canceled, to grant a new award on such terms as the Board shall specify) except that the Board may not take any action with respect to an outstanding award that would adversely affect the rights of the Participant under such award without such Participant’s consent. Nothing in the preceding sentence shall be construed as limiting the power of the Board to make adjustments required by Section 5(c) and Section 7(g).

The Board may, in its discretion, delegate some or all of its powers with respect to the Plan to a committee (the “Committee”), in which event all references in this Plan (as appropriate) to the Board shall be deemed to refer to the Committee. The Committee, if one is appointed, shall consist of at least two directors. A majority of the members of the Committee shall constitute a quorum, and all determinations of the Committee shall be made by a majority of its members. Any determination of the Committee under the Plan may be made without notice or meeting of the Committee by a writing signed by a majority of the Committee members.

4.	EFFECTIVE DATE AND TERM OF THE PLAN

The Plan became effective on the date on which it was initially approved by the stockholders of the Company. Grants of awards under the Plan may be made prior to that date (but contemporaneous with or after Board adoption of the Plan), subject to approval of the Plan by such stockholders. This amended plan was approved by the board as of March 2, 2000 and by the shareholders as of April 18, 2000, and grants under Section 6.3 may be made subsequent to that date. [This amended plan was approved by the board as of May , 2008 and by the shareholders as of May , 2008.]

No awards shall be granted under the Plan after the completion of ten years from the date on which the Plan was adopted by the Board, but awards previously granted may extend beyond that date.

5.	SHARES SUBJECT TO THE PLAN

(a) Number of Shares.

(1)	Common Stock. Subject to adjustment as provided in Section 5(c), the aggregate number of shares of Common Stock that may be delivered upon the exercise of awards granted under the Plan shall be Fifteen Million, Forty-Seven Thousand, Four Hundred Fifty-Two (15,047,452). If any award of incentive options or of unrestricted or Restricted Common Stock granted under the Plan terminates without having been exercised in full, the number of shares of Common Stock as to which such award was not exercised shall be available for future grants within the limits set forth in this Section 5(a).

(2)	Preferred Stock. Subject to adjustment as provided in Section 5(c), the aggregate number of shares of Preferred Stock that may be delivered in satisfaction of awards granted under the Plan shall be Zero (0). If any award of a Preferred Stock Purchase Opportunity granted under the Plan terminates without having vested or having been exercised in full, the number of shares of Preferred Stock as to which such award had not vested or was not exercised shall be available for future grants within the limits set forth in this Section 5(a).

(b) Shares to be Delivered. Shares of any class of stock delivered under the Plan shall be authorized but unissued stock or, if the Board so decides in its sole discretion, previously issued stock acquired by the Company and held in its treasury. No fractional shares of any class of stock shall be delivered under the Plan.

(c) Changes in Capital Stock. In the event of a stock dividend, stock split or combination of shares, recapitalization or other change in the Company’s capital stock after the effective date of the Plan, the number and kind of shares of any class of stock subject to or underlying awards then outstanding or subsequently granted under the Plan, the exercise price of such awards, the maximum number of shares of any class of stock that may be delivered under the Plan, and other relevant provisions, shall be appropriately adjusted by the Board, whose determination shall be binding on all persons.

The Board may also adjust the number and kind of shares subject to or underlying outstanding awards and the exercise price and the terms of outstanding awards to take into consideration material changes in law or in accounting practices or principles, extraordinary dividends, consolidations or mergers (except those described in Section 7(g)), acquisitions or dispositions of Common Stock or property or any other event if it is determined by the Board that such adjustment is appropriate to avoid distortion in the operation of the Plan, having due regard for the requirements of Section 409A of the Code and the regulations promulgated thereunder (“Section 409A”), as applicable, provided that no such adjustment shall be made in the case of an incentive option, without the consent of the Participant, if it would constitute a modification, extension or renewal of the option within the meaning of section 424(h) of the Code.

6.	TYPES OF AWARDS

6.1	OPTIONS

(a) Nature of Options. An option is an award entitling the recipient on exercise thereof to purchase Common Stock at a specified exercise price.

Options granted pursuant to the Plan may be incentive stock options as defined in section 422 of the Code (any option that is intended to qualify as an incentive stock option being referred to herein as an “incentive option”), or options that are not incentive options, or both. Options granted pursuant to the Plan shall be presumed to be non-incentive options unless expressly designated as incentive options by the Board at the time of grant. Incentive options shall be granted only to “employees” as defined in the provisions of the Code or regulations thereunder applicable to incentive stock options.

(b) Exercise Price of Options. The exercise price of each option shall be determined by the Board but in the case of an incentive option shall not be less than 100% (110%, in the case of an incentive option granted to a ten-percent shareholder) of the fair market value of the Common Stock subject to the option at the time the option is granted; nor shall the exercise price be less, in the case of an original issue of authorized Common Stock, than par value per share of the Common Stock. For this purpose, “fair market value” in the case of incentive options shall have the same meaning as it does in the provisions of the Code and the regulations thereunder applicable to incentive options; and “ten-percent shareholder” shall mean any Participant who at the time of grant owns directly, or by reason of the attribution rules set forth in section 424(d) of the Code is deemed to own, stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or of any of its parent or subsidiary corporations.

(c) Duration of Options. Options shall be exercisable during such period or periods as the Board may specify. The latest date on which an option may be exercised (the “Final Exercise Date”) shall be the date that is ten years (five years, in the case of an incentive option granted to a “ten-percent shareholder” as defined in (b) above) from the date the option was granted or such earlier date as the Board may specify at the time the option is granted.

(d) Exercise of Options.

(1)	Options shall become exercisable at such time or times and upon such conditions as the Board shall specify. In the case of an option not immediately exercisable in full, the Board may at any time accelerate the time at which all or any part of the option may be exercised.

(2)	Options may be exercised only in writing. Written notice of exercise must be signed by the proper person and furnished to the Company, together with (i) such documents as the Board may require and (ii) payment in full as specified below in Section 6.1(e) for the number of shares for which the option is exercised.

(e) Payment for and Delivery of Common Stock. Common Stock purchased upon exercise of an option under the Plan shall be paid for as follows:

(1)	in cash or by personal check, certified check, bank draft or money order payable to the order of the Company; or

(2)	if so permitted by the Board (which, in the case of an incentive option, shall specify the method of payment at the time of grant), (i) through the delivery of shares of Common Stock (which, in the case of Common Stock acquired from the Company, shall have been held for at least six months prior to delivery or, in the case of options other than incentive options, such shorter period, if any, as the Board may determine) having a fair market value on the last business day preceding the date of exercise equal to the purchase price, or (ii) to the extent permissible under applicable law, by delivery of a promissory note of the Participant to the Company, such note to be payable on such terms as are specified by the Board, or (iii) by delivery of an unconditional and irrevocable undertaking by a broker to deliver promptly to the Company sufficient funds to pay the exercise price, or (iv) by any combination of the permissible forms of payment; provided, that if the Common Stock delivered upon exercise of the option is an original issue of authorized Common Stock, at least so much of the exercise price as represents the par value of such Common Stock must be paid other than by a personal check or promissory note of the person exercising the option.

6.2	RESTRICTED AND UNRESTRICTED STOCK

(a) Nature of Restricted Stock Award. A Restricted Stock award entitles the recipient to acquire, for a purchase price to be specified by the Board but in no event less than par value, shares of Common Stock or Preferred Stock subject to the restrictions described in paragraph (d) below (generically, “Restricted Stock,” and in particular “Restricted Common Stock” or “Restricted Preferred Stock,” as appropriate).

(b) Acceptance of Award. A Participant who is granted a Restricted Stock award will have no rights with respect to such award unless the Participant accepts the award by written instrument furnished to the Company at its principal office within thirty (30) days after grant, accompanied by payment in full of the specified purchase price, if any, of the shares covered by the award. Payment may be by certified or bank check or other instrument acceptable to the Board.

(c) Rights as a Stockholder. A Participant who receives Restricted Stock will have all the rights of a stockholder with respect to the stock, including, where applicable, voting and dividend rights, subject to the restrictions described in paragraph (d) below and any other conditions imposed by the Board at the time of grant. Unless the Board otherwise determines, certificates evidencing shares of Restricted Stock will remain in the possession of the Company until such shares are free of all restrictions under the Plan.

(d) Restrictions. Except as otherwise specifically provided by the Plan, Restricted Stock may not be sold, assigned, transferred, pledged or otherwise encumbered or disposed of, and if the Participant ceases to be an employee for any reason, or if there is a termination for any reason of the consulting, service or similar relationship in respect of which a non-employee Participant was granted an award hereunder, must be offered to the Company for purchase for the amount of cash paid for the Restricted Stock, or forfeited to the Company if no cash was paid. These restrictions will lapse at such time or times, and on such conditions, as the Board may specify. Upon lapse of such restrictions as to some or all of the shares of Restricted Stock, the Common Stock or Preferred Stock will cease to be Restricted Common Stock or Restricted Preferred Stock, respectively. The Board may at any time accelerate the time at which the restrictions on all or any part of the shares will lapse.

(e) Notice of Election. Any Participant making an election under section 83(b) of the Code with respect to Restricted Stock must provide a copy thereof to the Company within 10 days of the filing of such election with the Internal Revenue Service.

(f) Options Settled with Restricted Common Stock. The Board may, at the time any option described in this Section 6 is granted, provide that any or all the Common Stock delivered upon exercise of the option will be Restricted Common Stock.

(g) Unrestricted Common Stock. The Board may, in its sole discretion, approve the sale to any Participant of shares of Common Stock free of restrictions under the Plan for a price which is not less than the par value of the Common Stock.

6.3	PERFORMANCE AWARDS

(a) Nature of Award. A Performance Award under this Plan shall consist of one or more of the following: (i) a payment of cash; (ii) an award of incentive options; and (iii) a Preferred Stock Purchase Opportunity, as described below.

(b) Eligibility for Awards.

(1)	The Board in its discretion may select certain Participants to be eligible for Performance Awards in such form or forms as the Board shall determine. Such selection shall not limit the Board’s discretion to determine the eligibility of such Participants for other awards under this Plan.

(2)	The Board shall preestablish specific periodic performance goals for a Participant based on performance criteria for the Company as a whole, the department(s) with which the Participant is principally affiliated, and for the Participant’s individual performance (together, the “Performance Goals”).

(3)	At a reasonable time before or after the commencement of the period of service to which the Performance Goals relate (the “Performance Period,” generally to be the calendar year), the Board shall deliver in writing to the Participant a notice detailing (i) the Performance Goals applicable to him or her for the Performance Period, (ii) the form or forms and date of payment of the Performance Award, as determined by the Board, should the Participant attain the Performance Goals, and (iii) such other information as the Board deems necessary.

(c) Payment of Awards.

(1)	Prior to the payment of any Performance Award, the Board shall certify whether the Performance Goals applicable to the Participant have been attained as of the end of the Performance Period. Such determination shall be final and conclusive.

(2)	On or about the 15th of January of the year following the close of each Performance Period (for each Performance Period, the “Payment Date”), the Board shall issue to a Participant whose Performance Targets for the Performance Period have been attained a cash payment or such other Performance Award as the Board shall have approved in accordance with this Section 6.3. Except as otherwise determined by the Board, no Participant who is not employed by the Company on or as of the Payment Date for a Performance Period shall receive any Performance Award for such Performance Period.

A Participant who has been deemed eligible for a Preferred Stock Purchase Opportunity shall, in the event that his or her Performance Targets for the Performance Period have been attained, receive on the Payment Date, together with such other Performance Awards to which he or she is entitled, a written communication from the Board giving notice of the terms and conditions of the Preferred Stock Purchase Opportunity. In accordance with this notice, on or before the 31st of January of that same year, such Participant may elect to purchase a specified number of shares of Restricted Preferred Stock with a value not to exceed seventy per cent (70%) of the value of the cash payment that such Participant shall have received on that same Payment Date. Unless otherwise determined by the Board, such Restricted Stock shall be available for purchase at a price per share not less than the price per share paid by investors in the Company’s most recent round of financing.

Except as otherwise provided in this Section 6.3, the delivery, receipt, transferability and other conditions with respect to Performance Awards of incentive options and Restricted Preferred Stock underlying a Preferred Stock Purchase Opportunity shall be governed in accordance with the provisions of this Plan.

7.	TERMS AND CONDITIONS OF AWARDS

(a) Conditions on Delivery of Stock.

(1)	The delivery of stock pursuant to the Plan shall occur at the Company’s principal office and shall be subject to compliance with (i) applicable federal and state laws and regulations, (ii) if the outstanding stock is at the time listed on any stock exchange, the listing requirements of such exchange, and (iii) Company counsel’s approval of all other legal matters in connection with the issuance and delivery of such stock. If the sale of stock has not been registered under the Securities Act of 1933, as amended, the Company may require, as a condition to exercise of the award, such representations or agreements as counsel for the Company may consider appropriate to avoid violation of such Act and may require that the certificates evidencing such stock bear an appropriate legend restricting transfer.

(2)	If at the time when any award is exercised, the Company is a party to any agreement restricting the transfer of any outstanding shares of its stock, the award may be exercised only if the shares so acquired are made subject to the transfer restrictions set forth in that agreement (or if more than one such agreement is then in effect, the agreement specified by the Board).

In addition, the Participant must agree, for himself or herself and his or her heirs and Legal Representatives, that he or she will enter into any “lock-up” or similar agreements requested by the Company in connection with a public offering of the shares of the Company’s stock.

(3)	If an award is exercised by the executor or administrator of a deceased Participant, or by the person or persons to whom the award has been transferred by the Participant’s will or the applicable laws of descent and distribution, the Company shall be under no obligation to deliver stock pursuant to such exercise until the Company is satisfied as to the authority of the person or persons exercising the award.

(b) Tax Withholding.

(1)	In the case of an option that is not an incentive option, or in the case of awards of stock or cash, the Board shall have the right to either (i) withhold from such award an amount or (ii) require that the Participant remit to the Company an amount, sufficient in each case to satisfy any federal, state, or local withholding tax requirements prior to the delivery of any shares of stock or cash pursuant to the award. If permitted by the Board, either at the time of the grant of the award or the time of exercise, the Participant may elect, at such time and in such manner as the Board may prescribe, to satisfy such withholding obligation by (i) delivering to the Company shares of stock having a fair market value (as determined by the Board of Directors) equal to such withholding obligation, or (ii) requesting that the Company withhold from the shares of shares of stock to be delivered upon the exercise (in the case of an option) a number of shares of stock having a fair market value (as determined by the Board of Directors) equal to such withholding obligation.

In the case of an incentive option, if the Board determines that under applicable law and regulations the Company could be liable for the withholding of any federal, state or local tax with respect to the exercise or disposition of the Common Stock received upon exercise, the Board may require as a condition of exercise that the Participant exercising the option agree (i) to pay any withholding taxes due upon exercise in the same manner as described above for non-incentive options, (ii) to inform the Company promptly of any disposition (within the meaning of section 424(c) of the Code and the regulations thereunder) of Common Stock received upon exercise, and (iii) to give such security as the Board deems adequate to meet the potential liability of the Company for the withholding of tax upon such a disposition, and to augment such security from time to time in any amount reasonably deemed necessary by the Board to preserve the adequacy of such security.

(c) Rights as Stockholder. A Participant shall not have the rights of a stockholder with regard to awards under the Plan except as to Common Stock or Preferred Stock actually received by the Participant under the Plan.

(d) Nontransferability of Awards. Except as the Board may otherwise determine, no award may be transferred other than by will or by the laws of descent and distribution, and during a Participant’s lifetime an award requiring exercise may be exercised only by the Participant.

(e) Death. If a Participant dies, the following will apply:

(1)	Options. Each option held by the Participant immediately prior to death may be exercised, to the extent it was exercisable immediately prior to death, by the Participant’s executor or administrator or by the person or persons to whom the option is transferred by will or the applicable laws of descent and distribution, at any time within the one-year period (or such longer or shorter period as the Board may determine) beginning with the date of the Participant’s death but in no event beyond the Final Exercise Date.

(2)	Restricted Stock. Except as otherwise determined by the Board, all Restricted Stock held by the Participant must be transferred to the Company (and, in the event the certificates representing such Restricted Stock are held by the Company, such Restricted Stock will be automatically transferred). The Company shall issue to the Participant following such transfer a certificate representing the shares of stock as to which restrictions had lapsed prior to death.

(f) Termination of Service Other Than By Death. If a Participant’s employment with or other service to the Company and its subsidiaries terminates for any reason other than by death, the following will apply:

(1)	Options. All options held by the Participant that are not exercisable at the time of termination shall terminate. Options that are exercisable on the date employment or other service terminates shall continue to be exercisable for a period of two weeks (or such longer period as the Board may determine, but in no event beyond the Final Exercise Date). After completion of the post-termination exercise period, such options shall terminate to the extent not previously exercised, expired or terminated.

(2)	Restricted Stock. Except as otherwise determined by the Board, all Restricted Stock held by the Participant must be transferred to the Company (and, in the event the certificates representing such Restricted Stock are held by the Company, such Restricted Stock will be so transferred without any further action by the Participant). The Company shall issue to the Participant following such transfer a certificate representing those shares of stock as to which restrictions had lapsed prior to termination of employment.

For purposes of this Section 7(f), employment or other service shall not be considered terminated (i) in the case of sick leave or other bona fide leave of absence approved for purposes of the Plan by the Board, or (ii) in the case of a transfer of employment between the Company and a subsidiary or between subsidiaries, or to the employment of a corporation (or a parent or subsidiary corporation of such corporation) issuing or assuming an option in a transaction to which section 424(a) of the Code applies.

(g) Mergers, etc. In the event of a consolidation or merger in which the Company is not the surviving corporation or which results in the acquisition of substantially all the Company’s outstanding capital stock by a single person or entity or by a group of persons and/or entities acting in concert, or in the event of the sale or transfer of substantially all the Company’s assets, all outstanding awards under this Plan shall thereupon terminate, provided that all outstanding awards under this Plan shall become exercisable immediately prior to consummation of such merger, consolidation or sale of assets unless, if there is a surviving or acquiring corporation, the Board has arranged, subject to consummation of the merger, consolidation or sale of assets, for the assumption of the awards made under this Plan or the grant to Participants of replacement awards by that corporation or an affiliate of that corporation, which awards in the case of incentive options shall satisfy the requirements of section 424(a) of the Code.

The Board may grant awards under the Plan in substitution for awards held by directors, employees, consultants or advisers of another corporation who concurrently become directors, employees, consultants or advisers of the Company or a subsidiary of the Company as the result of a merger or consolidation of that corporation with the Company or a subsidiary of the Company, or as the result of the acquisition by the Company or a subsidiary of the Company of property or stock of that corporation. The Company may direct that substitute awards be granted on such terms and conditions as the Board considers appropriate in the circumstances.

8.	EMPLOYMENT RIGHTS

Neither the adoption of the Plan nor the grant of awards shall confer upon any Participant any right to continue as an employee or director of, or consultant or adviser to, the Company or any parent or subsidiary or affect in any way the right of the Company or parent or subsidiary to terminate such Participant at any time. Except as specifically provided by the Board in any particular case, the loss of existing or potential profit in awards granted under this Plan shall not constitute an element of damages in the event of termination of an employment, service or similar relationship of a Participant even if the termination is in violation of an obligation of the Company to the Participant by contract or otherwise.

9.	SECTION 409A

Each award shall contain such terms as the Board determines, and shall be construed and administered, such that the award either (i) qualifies for an exemption from the requirements of Section 409A, or (ii) satisfies such requirements.

10.	EFFECT, DISCONTINUANCE, CANCELLATION, AMENDMENT AND TERMINATION

Neither adoption of the Plan nor the grant of awards to a Participant shall affect the Company’s right to make awards to such Participant that are not subject to the Plan, to issue to such Participant stock as a bonus or otherwise, or to adopt other plans or arrangements under which stock may be issued to employees.

The Board may at any time discontinue granting awards under the Plan. With the consent of the Participant, the Board may at any time cancel an existing award in whole or in part and grant another award for such number of shares as the Board specifies. The Board may at any time or times amend the Plan or any outstanding award for the purpose of satisfying the requirements of section 422 of the Code or of any changes in applicable laws or regulations or for any other purpose that may at the time be permitted by law, or may at any time terminate the Plan as to further grants of awards, but no such amendment shall adversely affect the rights of any Participant (without the Participant’s consent) under any award previously granted.

11.	LIMITATION OF LIABILITY

Notwithstanding anything to the contrary in the Plan, neither the Company, nor any Affiliate, nor any person acting on behalf of the Company or any Affiliate, shall be liable to any Participant or to the estate or beneficiary of any Participant or to any other holder of an award by reason of any acceleration of income, or any additional tax, asserted by reason of the failure of an award to satisfy the requirements of Section 422 or Section 409A or by reason of Section 4999 of the Code; provided, that nothing in this Section 11 shall limit the ability of the Board or the Company to provide by separate express written agreement with a Participant for a gross-up payment or other payment in connection with any such tax or additional tax.

12.	ESTABLISHMENT OF SUB-PLANS

The Board may from time to time establish one or more sub-plans under the Plan for purposes of satisfying applicable blue sky, securities or tax laws of various jurisdictions. The Board shall establish such sub-plans by adopting supplements to the Plan setting forth such additional terms and conditions not otherwise inconsistent with the Plan as the Board shall deem necessary or desirable. All supplements adopted by the Board shall be deemed to be part of the

Plan, but each supplement shall apply only to Participants within the affected jurisdiction and the Company shall not be required to provide copies of any supplement to Participants in any jurisdiction that is not affected.

Adopted by the Board of Directors, effective March 2, 2000

Approved by the stockholders as of April 18, 2000

Amended by the Board of Directors, effective June 14, 2000

Approved by the stockholders as of September 2000

Amended by the Board of Directors, effective September 26, 2000

Amended by the Board of Directors, effective December 24, 2002

Approved by the stockholders as of December 30, 2002

Amended by the Board of Directors, effective October 26, 2005

Approved by the stockholders as of January 10, 2006

Amended by the Board of Directors, effective February 1, 2007

Approved by the stockholders as of February 12, 2007

Amended by the Board of Directors, effective April 25, 2007

Approved by the stockholders as of April 17, 2008

Amended by the Board of Directors, effective June 10, 2008

CALIFORNIA SUPPLEMENT

Pursuant to Section 12 of the Plan, this supplement has been adopted for purposes of satisfying the requirements of Section 25102(o) of the California Corporations Code, to the extent applicable. This supplement may be amended by the Board without the approval of the Company, as necessary or desirable to comply with California law. Any awards granted under the Plan to a Participant who is a resident of the State of California on the date of grant (a “California Participant”) shall be subject to the following additional limitations, terms and conditions, to the extent applicable:

1. Maximum Duration of Awards. No award granted to a California Participant will be for a term in excess of 10 years.

2. Minimum Conversion Period Following Termination. Unless the employment of a California Participant holding an otherwise vested Stock Option is terminated for Cause, in the event of termination of employment of such Participant, he or she shall have the right to exercise the vested Stock Option as follows: (i) for a period of at least six months from the date of termination, if termination was caused by such Participant’s death or “permanent and total disability” (within the meaning of Section 22(e)(3) of the Code) and (ii) for a period of at least 30 days from the date of termination, if termination was caused other than by such Participant’s death or “permanent and total disability” (within the meaning of Section 22(e)(3) of the Code), but in no event later than the latest date on which such Participant could have exercised such Stock Option in the absence of a termination of employment.